[LETTERHEAD OF GUMBINER SAVETT INC.]
CERTIFIED PUBLIC ACCOUNTANTS
& BUSINESS ADVISORS


December 3, 2004


Securities and Exchange Commission
Washington, D.C. 20549

            Re: Case Financial, Inc.
                Commission File Number 0-27757


Gentlemen:

We have read the Current Report dated November 26, 2004 for Case Financial, Inc. on Form 8-K.

We agree with Item 4 with respect to statements made regarding Gumbiner Savett Inc.


/s/ Gumbiner Savett Inc.
GUMBINER SAVETT INC.


cc: Board of Directors
    Case Financial, Inc.